Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS THIRD QUARTER RESULTS

ADDISON, Texas, November 9, 2005 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced results for the third quarter ended September 30, 2005. The Company reported consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $46,527,000 for the quarter. This represented an increase of 9.7% over the $42,428,000 in Adjusted EBITDA reported for the same period in 2004. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures, and a reconciliation of Adjusted EBITDA to net income is provided within this press release.

Revenue for the third quarter of 2005 increased to $289,830,000 from $283,224,000 in the year-earlier period. Operating income was $38,431,000 in the third quarter compared with an operating loss of $8,193,000 in the same period last year. The year-over-year difference primarily related to non-cash impairment charges of $41,682,000 taken in the third quarter last year in connection with the write-down of the goodwill and other long-lived assets of the Company’s Care Management Services segment. Net income for the quarter was $20,778,000 versus a net loss of $26,295,000 in the year-earlier quarter. In addition to the prior-year impairment charges, the Company also incurred a pre-tax loss of $2,290,000 during the third quarter of 2004 related to the early retirement of the remaining $27,579,000 of its 13% Senior Subordinated Notes.

Concentra’s revenue on a year-to-date basis increased to $851,673,000 from $834,827,000 in the same period of 2004. Operating income increased to $106,641,000 from $54,238,000 for the first nine months of 2004, with the difference reflecting primarily the impact of the prior-year non-cash impairment charges mentioned above. Net income for the first nine months of the year was $53,589,000 versus a net loss of $14,532,000 in the first nine months of 2004, which included a year-to-date loss on early retirement of debt totaling $14,105,000. For the first nine months of 2005, Adjusted EBITDA was $130,862,000 versus $125,750,000 for the comparable period last year.

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Concentra Announces Third Quarter Results

November 9, 2005

“We’re very pleased with our third quarter operating results,” said Daniel Thomas, Concentra’s President and Chief Executive Officer. “Our Health Services segment provided us with $17.1 million in top-line growth and a $2.9 million increase in gross profit. These results reflect a solid same-center performance and strong increases in the other diversified services we provide through this area of our business. With the recent closing of our acquisition of Occupational Health + Rehabilitation Inc (OH+R), we have expanded our market-leading national footprint of health centers to 300 and are well positioned to continue to expand our presence in the years to come.

“While our Network Services segment did reflect a slight decrease in its revenue and earnings during the quarter, we completed our acquisition of Beech Street Corporation shortly after the close of the quarter,” he continued. “This acquisition provides us with a strong national network of contracted providers and an impressive list of new clients. We believe Beech Street will contribute to a resumption of our growth in this segment during the coming year.

“The integration of these two newly acquired assets into our Health Services and Network Services business segments continues to proceed according to our plans,” said Thomas. “We look forward to the successful completion of 2005 and to our opportunity to capitalize on our operating achievements and recent acquisitions during the coming new year.”

At September 30, 2005, Concentra had $82,481,000 in unrestricted cash and investments. At the conclusion of the third quarter, the Company’s Days Sales Outstanding was 55 days, which represented the lowest level achieved in Concentra’s history. Due in part to these positive working capital trends, the Company’s net cash provided by operating activities for the year to date grew to $96,674,000, which represented an increase of $25,059,000 as compared to the first nine months of 2004.

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and repricing, access to preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to approximately 136,000 employer locations and 3,700 insurance companies, group health plans, third-party administrators and other healthcare payors. The Company has 300 health centers located in 40 states. It also operates the Beech Street and FOCUS networks. These provider networks include 544,000 providers, 52,000 ancillary providers and 4,400 acute-care hospitals nationwide.

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Concentra Announces Third Quarter Results

November 9, 2005

A public, listen-only simulcast of Concentra’s third quarter conference call will begin at 9:00 a.m. Eastern Daylight Time tomorrow (November 10, 2005) and may be accessed via the Company’s website, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through December 10, 2005.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in its data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure, acquisitions and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Announces Third Quarter Results

November 9, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
REVENUE:
Health Services	$173,284	$156,214	$495,089	$435,221
Network Services	67,541	69,635	203,726	216,412
Care Management Services	49,005	57,375	152,858	183,194

Total revenue	289,830	283,224	851,673	834,827

COST OF SERVICES:
Health Services	138,376	124,159	401,134	351,102
Network Services	39,580	40,465	120,550	124,519
Care Management Services	43,190	51,363	131,309	161,839

Total cost of services	221,146	215,987	652,993	637,460

Total gross profit	68,684	67,237	198,680	197,367

General and administrative expenses	29,670	32,930	91,717	98,906
Amortization of intangibles	583	818	1,748	2,541
Loss on impairment	—	41,682	—	41,682
Gain on sale of assets	—	—	(1,426)	—

Operating income (loss)	38,431	(8,193)	106,641	54,238

Interest expense, net	14,166	14,391	41,281	42,370
(Gain) loss on fair value of economic hedges	(662)	—	131	—
Loss on early retirement of debt	—	2,290	—	14,105
Other, net	1,105	932	2,602	2,715

Income (loss) before income taxes	23,822	(25,806)	62,627	(4,952)
Provision (benefit) for income taxes	2,508	(148)	8,490	8,921

Income (loss) from continuing operations	21,314	(25,658)	54,137	(13,873)
Loss from discontinued operations	536	637	548	659

Net income (loss)	$20,778	$(26,295)	$53,589	$(14,532)

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Concentra Announces Third Quarter Results

November 9, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Consolidated Balance Sheets

(in thousands)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$82,481	$61,319
Restricted cash and short-term investments	4,175	1,250
Accounts receivable, net	174,820	175,294
Prepaid expenses and other current assets	38,787	32,011

Total current assets	300,263	269,874

PROPERTY AND EQUIPMENT, NET	111,729	103,058

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	453,473	449,698

OTHER ASSETS	31,721	30,710

	$897,186	$853,340

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	3,979	34,092
Accounts payable and accrued expenses	135,982	123,387

Total current liabilities	139,961	157,479

LONG-TERM DEBT, NET	697,592	700,112

DEFERRED INCOME TAXES AND OTHER LIABILITIES	66,840	58,615

FAIR VALUE OF ECONOMIC HEDGES	131	—

STOCKHOLDER’S EQUITY (DEFICIT)	(7,338)	(62,866)

	$897,186	$853,340

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Concentra Announces Third Quarter Results

November 9, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2005	2004
OPERATING ACTIVITIES:
Net income (loss)	$53,589	$(14,532)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	26,786	30,470
Amortization of intangibles	1,748	2,541
Restricted stock amortization	1,095	1,087
Loss on change in fair value of economic hedges	131	—
Loss on impairment of goodwill and assets	—	41,682
Gain on sale of assets	(1,426)	—
Write-off of deferred financing costs	—	2,505
Write-off of fixed assets	520	209
Changes in assets and liabilities:
Accounts receivable, net	834	(12,026)
Prepaid expenses and other assets	(10,530)	10,198
Accounts payable and accrued expenses	23,927	9,481

Net cash provided by operating activities	96,674	71,615

INVESTING ACTIVITIES:
Purchases of property, equipment and other assets	(35,103)	(19,226)
Acquisitions, net of cash acquired	(8,334)	(6,794)
Proceeds from sale of assets	1,699	—

Net cash used in investing activities	(41,738)	(26,020)

FINANCING ACTIVITIES:
Borrowings (payments) under revolving credit facilities	—	—
Repayments of debt	(33,234)	(146,918)
Distributions to minority interests	(672)	(1,141)
Payment of deferred financing costs	(28)	(8,595)
Proceeds from the issuance of debt	—	222,850
Dividend to parent	—	(96,028)
Payment of early debt retirement costs	—	(11,600)
Contribution from the issuance of common stock by parent	160	410

Net cash used in financing activities	(33,774)	(41,022)

NET INCREASE IN CASH	21,162	4,573
CASH, BEGINNING OF PERIOD	61,319	42,621

CASH, END OF PERIOD	$82,481	$47,194

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Concentra Announces Third Quarter Results

November 9, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income (loss)	$20,778	$(26,295)	$53,589	$(14,532)
Provision (benefit) for income taxes	2,508	(148)	8,490	8,921
Interest expense, net	14,166	14,391	41,281	42,370
Depreciation expense	9,240	9,716	26,786	30,470
Amortization expense	949	1,310	2,843	3,628

EBITDA	47,641	(1,026)	132,989	70,857

(Gain) loss on fair value of economic hedges	(662)	—	131	—
Loss on impairment	—	41,682	—	41,682
Loss on early retirement of debt	—	2,290	—	14,105
Gain on sale of assets	—	—	(1,426)	—
Discontinued operations – income tax	(288)	(343)	(295)	(354)
Minority share of depreciation, amortization and interest	(164)	(175)	(537)	(540)

Adjusted EBITDA	$46,527	$42,428	$130,862	$125,750

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been made in a manner consistent with the requirements of the indenture that relates to its 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Announces Third Quarter Results

November 9, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Health centers at period end	272	257	272	257
Total visits to health centers	1,741,607	1,610,721	4,949,477	4,482,715

Same-center performance [a]:
Injury-related visits %	45.6%	47.3%	46.0%	47.6%
Visits per business day growth	5.3%	8.1%	5.1%	9.0%
Revenue per visit growth	1.0%	(0.3%)	1.4%	(0.6%)
Revenue per business day growth	6.3%	7.8%	6.5%	8.4%
Revenue (in thousands) [b]	$141,500	$130,804	$406,128	$374,279

Current 2005 performance guidance:

(Subject to immediate change and no public update or notice; includes the effects of recent acquisitions)

Revenue:	$1.145 billion to $1.175 billion.
Adjusted EBITDA [c]:	$165 million to $169 million.
Operating Cash Flow:	$105 million to $115 million.
Capital Expenditures:	$48 million to $53 million.

Notes:

[a]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years as of the date indicated and includes the effects of any centers acquired and subsequently consolidated into existing centers.

[b]	Excludes ancillary services, on-site services and centers acquired within the previous two full years.

[c]	Please refer to the discussion on Page 7 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

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